Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release www.aig.com	Contacts: Quentin McMillan (Investors): quentin.mcmillan@aig.com Claire Talcott (Media): claire.talcott@aig.com

AIG Further Extends the Expiration Time for the Tender Offers for all Notes and Consent Solicitations for the SunAmerica Notes

NEW YORK, June 16, 2021 – On May 11, 2021, American International Group, Inc. (NYSE: AIG) announced that it commenced cash tender offers (the “Tender Offers”) and solicitations of consents (the “Consent Solicitations”) for certain outstanding notes.

The Tender Offers and Consent Solicitations are being made pursuant to AIG’s Offer to Purchase and Consent Solicitation Statement for the SunAmerica Notes (as defined below), dated May 11, 2021, and AIG’s Offer to Purchase and Consent Solicitation Statement for the AIG Life Holdings Notes (as defined below), dated May 11, 2021 (each, an “Offer to Purchase and Consent Solicitation Statement”) and the related letters of transmittal, which set forth a more comprehensive description of the terms of each Tender Offer and Consent Solicitation.

The Tender Offers consist of an offer to purchase any and all of the following series of notes:

Title	Original Issuer	CUSIP No.
7.57% Junior Subordinated Deferrable Interest Debentures, Series A	American General Corporation(1)	00138GAB5
8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B	American General Corporation(1)	00138GAC3
7 ½% Notes due 2025	American General Corporation(1)	026351AU0
6 5/8% Notes due 2029	American General Corporation(1)	026351AZ9
8 ½% Junior Subordinated Debentures due 2030	American General Corporation(1)	00138GAA7
8.125% Debentures due 2023	SunAmerica Inc.(2)	866930AB6
7.05% Notes due 2025	SunAmerica Inc.(2)	86703QBJ9
7.00% Notes due 2026	SunAmerica Inc.(2)	86703QBN0
5.60% Debentures due 2097	SunAmerica Inc.(2)	866930AG5

(1)	The current obligor for this series of notes is AIG Life Holdings, Inc. (“AIG Life Holdings”), a wholly owned subsidiary of AIG and successor to American General Corporation, and each series of such notes is, as of the date hereof, guaranteed by AIG. Collectively, these series of notes are referred to herein as the “AIG Life Holdings Notes.”
(2)	The current obligor for this series of notes is AIG (as successor to SunAmerica Inc.).

FOR IMMEDIATE RELEASE

Additionally, the Consent Solicitations consist of solicitation of consents to certain proposed amendments to (i) the indenture under which the four series of notes (referred to as the “SunAmerica Notes”) were originally issued by SunAmerica Inc. and (ii) the indenture under which each of the 7.57% Junior Subordinated Deferrable Interest Debentures, Series A (referred to as the “Series A Notes”) and the 8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B (referred to as the “Series B Notes”), each as set forth in the table above, were issued.

On May 25, 2021, AIG announced:

•	the successful completion of the Consent Solicitation for the Series B Notes;
•	the results of the Tender Offers and Consents Solicitations as of the Early Tender Time;
•	the extension of the payment of the Total Consideration to all notes tendered and not withdrawn on or prior to the 11:59 p.m., New York City time, on June 8, 2021 (the “Original Expiration Time”); and
•	the extension of the period for holders of Series A Notes and SunAmerica Notes to deliver consents until the Original Expiration Time.

On June 9, 2021, AIG announced:

•	it successfully completed the Consent Solicitation for the Series A Notes;
•	it was extending the period for holders of the SunAmerica Notes to deliver consents until 11:59 p.m., New York City time, on June 15, 2021; and
•	it was extending the Original Expiration Time of the Tender Offers and extending the payment of the Total Consideration to any tenders of notes received on or before 11:59 p.m., New York City time, on June 15, 2021 (the “Original Extended Expiration Time”).

AIG today announced that:

•	it is further extending the period for holders of the SunAmerica Notes to deliver consents until 11:59 p.m., New York City time, on June 22, 2021; and
•	it is further extending the Original Extended Expiration Time of the Tender Offers and extending the payment of the Total Consideration to any tenders of notes received on or before 11:59 p.m., New York City time, on June 22, 2021 (the “New Extended Expiration Time”).

FOR IMMEDIATE RELEASE

Extension of the Total Consideration for all Notes Tendered Prior to the New Extended Expiration Time

AIG is extending the Original Extended Expiration Time and extending the payment of the Total Consideration to all notes that are validly tendered on or before 11:59 p.m., New York City time, on June 22, 2021. Prior to further extending the payment of the Total Consideration to the New Extended Expiration Time, holders would have had to tender by the Original Extended Expiration Time to be eligible to receive the Total Consideration, which includes an Early Tender Payment.

Holders must validly tender their notes on or before the New Extended Expiration Time in order to be eligible to receive the Total Consideration.

Extension of Consent Solicitation for SunAmerica Notes

AIG is also extending the period for holders of the SunAmerica Notes to deliver consents, until 11:59 p.m., New York City time, on June 22, 2021 (the “Extended SunAmerica Consent Expiration Time”).

Holders of SunAmerica Notes may:

•	tender their SunAmerica Notes and thereby deliver the related consents pursuant to the respective Offer to Purchase and Consent Solicitation Statement on or before the New Extended Expiration Time and Extended SunAmerica Consent Expiration Time; or

•	deliver consents without tendering their SunAmerica Notes, pursuant to the respective Offer to Purchase and Consent Solicitation Statement, on or before the Extended SunAmerica Consent Expiration Time.

Holders of SunAmerica Notes that deliver consents without tendering the related notes at or prior to the Extended SunAmerica Consent Expiration Time will be eligible to receive a “Consent Payment” of $5 per each $1,000 principal amount of consenting notes accepted by AIG if the proposed amendments are entered into for such series of notes. Holders of SunAmerica Notes that have previously delivered consents without tendering the related notes at or prior to the Original Extended Expiration Time will be eligible to receive the Consent Payment if the proposed amendments are entered into for such series of notes.

AIG will also continue to pay a soliciting broker fee of $5.00 per $1,000 principal amount of the SunAmerica Notes that are validly tendered and accepted for purchase pursuant to the Tender Offers or for which Consents have been delivered pursuant to the Consent Solicitations to retail brokers that are appropriately designated by their tendering holder clients to receive this fee; provided that such fee will only be paid with respect to tenders by holders whose aggregate principal amount of SunAmerica Notes and/or Consents is $500,000 or less.

FOR IMMEDIATE RELEASE

The Tender Offers and Consent Solicitations are subject to the satisfaction of certain conditions. With respect to the Consent Solicitation and Tender Offer for the Series A Notes and Series B Notes and with respect to the Tender Offers for all of the SunAmerica Notes, AIG previously waived the Series A-B Notes Documentation Condition and the Documentation Condition, as applicable (as described in the Offer to Purchase and Consent Solicitation Statements). AIG may terminate or alter any or all of the Tender Offers or SunAmerica Consent Solicitations and is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes or delivered consents, in each event subject to applicable laws. The Tender Offers are not conditioned on the tender of a minimum principal amount of notes.

AIG has retained Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC to serve as dealer managers and consent solicitation agents for the Tender Offers and Consent Solicitations and has retained D.F. King, Inc. to serve as the tender and information agent for the Tender Offers and Consent Solicitations. Requests for documents may be directed to D.F. King, Inc. by telephone at (800) 334-0384 (toll free) or (212) 269-5550 (for banks and brokers) or by email at aig@dfking.com. Questions regarding the Tender Offers and Consent Solicitations may be directed to either Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4045 (collect).

This press release is neither an offer to purchase, nor a solicitation of an offer to sell the notes or any other securities nor a solicitation of consents. The Tender Offers and Consent Solicitations are made only by and pursuant to the terms of each Offer to Purchase and Consent Solicitation Statement and the related letters of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to each Offer to Purchase and Consent Solicitation Statement and the related letters of transmittal. None of AIG, the dealer managers and consent solicitation agents or the tender and information agent makes any recommendations as to whether holders should tender their notes or deliver consents pursuant to the Tender Offers and Consent Solicitations. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender, and whether to deliver consents.

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FOR IMMEDIATE RELEASE

Certain statements in this press release, including those describing the completion of the Tender Offers and Consent Solicitations, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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American International Group, Inc. (AIG) is a leading global insurance organization. AIG member companies provide a wide range of property casualty insurance, life insurance, retirement solutions, and other financial services to customers in approximately 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.